Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information: Mike Campbell, 816-842-8181 investorrelations@inergyservices.com

Inergy, L.P. Prices Private Placement

of $750 Million of 6 7/8% Senior Notes Due 2021

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Lowers Average Cost of Debt and Extends Debt Maturity Profile

Kansas City, MO (January 19, 2011) – Inergy, L.P. (NYSE:NRGY) and its wholly owned subsidiary, Inergy Finance Corp., announced today the pricing of $750 million in aggregate principal amount of senior unsecured notes (the “Notes Offering”). The offering size was increased to $750 million from $700 million. The 6 7/8% notes mature on August 1, 2021, and will be issued at par. The Notes Offering is expected to close on February 2, 2011, subject to customary closing conditions.

As previously disclosed, at or before the closing of the Notes Offering, Inergy expects to amend and restate its existing $525 million credit agreement to add a $300 million term loan facility (the “New Term Loan Facility”). The net proceeds from the Notes Offering and the New Term Loan Facility will be used to fund the tender offers and redemptions of certain series of senior unsecured notes as described below.

“These financing transactions improve our long-term cost of capital, extend our debt maturity profile, increase our balance sheet flexibility, and are accretive to distributable cash flow,” said Brooks Sherman, Executive Vice President and CFO of Inergy. “We are well positioned to execute future growth on behalf of our stakeholders.”

Inergy will use the net proceeds from the Notes Offering and the New Term Loan Facility to: (1) fund its pending partial redemption of its 8.75% Senior Notes due 2015 (the “2015 Notes”); (2) fund its pending tender offers for any and all of the (a) 6.875% Senior Notes due 2014 (the “2014 Notes”), (b) 2015 Notes outstanding upon completion of the pending partial redemption of the 2015 Notes, and (c) 8.25% Senior Notes due 2016 (the “2016 Notes”); and (3) redeem any of the 2014 Notes and 2016 Notes not acquired in the tender offers related to such notes. Any remaining net proceeds will be used to repay outstanding borrowings under Inergy’s revolving general partnership credit facility and its revolving working capital credit facility and to provide additional working capital for general partnership purposes.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Inergy, L.P.

Inergy, L.P., with headquarters in Kansas City, Missouri, is a master limited partnership with operations that include the retail marketing, sale, and distribution of propane to residential, commercial, industrial, and agricultural customers. The company also operates a natural gas storage business; a liquid petroleum gas storage business; a solution-mining and salt production company; and a propane supply logistics, transportation, and wholesale marketing business that serves independent dealers and multi-state marketers in the United States and Canada.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All forward-looking statements involve significant risks and uncertainties that could cause actual events to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inergy and are difficult to predict. For example, important factors that could cause actual events to differ materially from those in the forward-looking statements include, but are not limited to, Inergy’s expectations in regard to completing the Notes Offering and the New Term Loan Facility; completing the pending partial redemption of 2015 Notes; and completing the pending tender offers for 2014 Notes, 2015 Notes, and 2016 Notes.

Inergy cautions that the foregoing list of factors is not exclusive. Additional information concerning other risk factors is contained in Inergy’s most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Inergy, the Notes Offering, or other matters and attributable to Inergy or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Inergy undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

For more information, contact Mike Campbell in Inergy’s Investor Relations Department at 816-842-8181 or via e-mail at investorrelations@inergyservices.com.

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